Exhibit 10.4

GUARANTY

This GUARANTY (this “Guaranty”), dated May 1, 2011, made by SILVERLEAF RESORTS, INC., a Texas corporation (the “Guarantor”), in favor of SILVERLEAF FINANCE X, LLC, a Delaware limited liability company (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, (“Wells Fargo”) solely in its capacity as indenture trustee under the Indenture (as defined below) (in such capacity, the “Indenture Trustee” and together with the Issuer and their successors and assigns, the “Covered Parties”) for the benefit of the Noteholders (as defined therein).

PRELIMINARY STATEMENT:

Reference is made to that certain Indenture, dated as of May 1, 2011 (the “Indenture”), by and among the Issuer, the Indenture Trustee, Silverleaf Resorts, Inc., as servicer (in such capacity, the “Servicer”), and Wells Fargo, as backup servicer, paying agent, custodian and account intermediary.

The Issuer is owned directly by the Guarantor.

In order to induce the Covered Parties to enter into the Indenture, the Guarantor is entering into this Guaranty, pursuant to which the Guarantor will make certain payments to the Collection Account for the benefit of the Covered Parties.

Capitalized terms used but not defined herein shall have the meanings specified in the “Standard Definitions” attached as Annex A to the Indenture.

NOW, THEREFORE, in consideration of the premises above and in order to induce the Covered Parties to enter into the Indenture, the Guarantor hereby agrees as follows:

SECTION 1. Guaranty. The Guarantor hereby unconditionally and irrevocably agrees with and for the benefit of the Covered Parties to promptly pay, in immediately available funds, to the Collection Account:

(i)

prior to each Payment Date (but in any event not later than 10:00 a.m. Central Time one (1) Business Day prior to such Payment Date), an amount equal to the Aggregate Defaulted Timeshare Loan Make-Whole Amount for the related Payment Date;

(ii)

prior to each Payment Date (but in any event not later than 10:00 a.m. Central Time one (1) Business Day prior to such Payment Date), if there are insufficient Available Funds (after giving effect to payment of Aggregate Defaulted Timeshare Loan Make-Whole Amounts, if any) to

pay in full all Interest Distribution Amount due on such Payment Date, the amount of such insufficiency; and

(iii)	on the Stated Maturity, if there are insufficient funds to pay in full the Outstanding Note Balance of the Notes, the amount of such insufficiency.

SECTION 2. Obligation Absolute. The obligations of the Guarantor under this Guaranty (the “Obligations”) are independent of any obligation of the Issuer under the Indenture, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Issuer or whether the Issuer is joined in any such action or actions. Except as provided in Section 12 hereof, the liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i)	any lack of validity or enforceability against the Issuer of the Indenture, any other Transaction Document or any other agreement or instrument relating thereto;

(ii)	any change in the time, manner or place of payment of, or in any other term of the Indenture, or any other amendment or waiver of or any consent to departure from any Transaction Document;

(iii)	any taking, exchange, release or non-perfection of the Trust Estate;

(iv)

any manner of application of collateral, or proceeds thereof, to payments on the Notes (unless such application satisfies the Notes in full), or any manner of sale or other disposition of any collateral or any other assets of the Issuer or any of its respective subsidiaries;

(v)	the absence of any attempt by, or on behalf of, the Indenture Trustee or any of the Noteholders, to collect, or to take any other action to enforce, all or any part of the Notes or the Obligations;

(vi)	the election of any remedy by, or on behalf of, the Indenture Trustee or any of the Noteholders with respect to all or any part of the Obligations or the Notes;

(vii)

the election by, or on behalf of, the Indenture Trustee or any of the Noteholders, in any proceeding of the Issuer instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(viii)	any borrowing or grant of a security interest by the Issuer, as a debtor in possession, under Section 364 of the Bankruptcy Code;

(ix)

the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Indenture Trustee or any of the Noteholders against the Issuer for repayment of all or any part of the Notes, including any amount due hereunder;

(x)	any actual or alleged fraud by any party (other than the Indenture Trustee);

(xi)	any change, restructuring or termination of the corporate structure or existence of the Issuer or any of its respective subsidiaries; or

(xii)	any other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or a discharge of, the Issuer or the Guarantor (except payment in full of the Notes).

This Guaranty shall continue to be effective if at any time any payment made by the Guarantor hereunder is rescinded or must otherwise be returned by any Covered Party upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made. Upon a failure of the Issuer to make any payment constituting Obligations hereunder, when due, under the Indenture, the Indenture Trustee, on behalf of the Noteholders may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against any other party.

SECTION 3. Waiver.

(a) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Issuer, protest or notice with respect to the Notes or the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Issuer as a condition precedent to the Guarantor’s obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment in cash of the Obligations. The Guarantor further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Notes or the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser, or from any other party, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Indenture Trustee, on behalf of the Noteholders to secure payment of all or any part of the Notes.

(b) The Indenture Trustee, on behalf of the Noteholders is hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, (i) to modify, amend or change the terms of any of the Transaction Documents; (ii) to accept partial payments on all or any part of the Notes or the Obligations, (iii) to take and hold security or collateral for the payment of all or any part of the Notes or the Obligations or this Guaranty, (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Notes or the Obligations, this Guaranty and any security or collateral for the Notes or the Obligations. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

SECTION 4. Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment or performance made hereunder or otherwise, until all amounts payable under this Guaranty and the Indenture shall have been paid and performed in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the payment and performance in full of the amounts payable under this Guaranty and the Indenture, such amount shall be held in trust for the benefit of the applicable Covered Party, and shall forthwith be paid to the applicable Covered Party, to be credited and applied to the Notes, whether matured or unmatured, in accordance with the terms of the Indenture or to be held by the applicable Covered Party as collateral security for any obligations thereafter existing.

SECTION 5. No Marshalling; Reinstatement. The Guarantor consents and agrees that no Covered Party nor any party acting for or on behalf of a Covered Party shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent that the Issuer, the Guarantor or any other party makes a payment or payments to the Indenture Trustee, on behalf of the Noteholders, or the Indenture Trustee receives any proceeds of the Trust Estate, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Issuer, the Guarantor or any other party, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

SECTION 6. Subordination.

(a) The Guarantor agrees that any and all claims of the Guarantor against the Issuer, any endorser or any other guarantor of all or any part of the Obligations, or against any of their respective properties (collectively, the “Subordinated Indebtedness”), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Notes, which are referred to herein as the “Senior Obligations”. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment in respect of the Subordinated Indebtedness, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any asset of the Issuer (whether constituting part of the security or collateral given to the Indenture Trustee to secure payment of all or any part of the Senior Obligations or otherwise) shall be and hereby are subordinated to the rights of the Indenture Trustee on behalf of the Noteholders in such asset.

(b) From and after the occurrence of any Event of Default:

(i)

The Guarantor shall have no right to possession of any asset of the Issuer or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Senior Obligations shall have been fully paid and satisfied.

(ii)

If all or any part of the assets of the Issuer, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Issuer, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the Issuer is dissolved or if substantially all of the assets of the Issuer are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any of the Subordinated Indebtedness shall be paid or delivered directly to the Indenture Trustee for application to the Senior Obligations, due or to become due, until such Senior Obligations shall have been fully paid and satisfied.

(iii)

The Guarantor hereby irrevocably authorizes and empowers the Indenture Trustee (as a present grant, effective the date hereof and subject only to the condition that an Event of Default exists) in respect of the Subordinated Indebtedness to demand, sue for, collect and receive every payment or distribution thereon and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Indenture Trustee’s own name or in the name of the Guarantor or otherwise, as the Indenture Trustee may deem necessary or advisable for the enforcement of this Guaranty. The Indenture Trustee may vote such proofs of claim in any such proceeding, receive and collect any and all payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any unpaid Senior Obligations.

(iv)

Should any payment, distribution, security or instrument or proceeds of any of the foregoing be received by the Guarantor upon or with respect to the Subordinated Indebtedness following the occurrence of an Event of Default and prior to the satisfaction of all of the Senior Obligations, the Guarantor shall (to the extent of the unpaid Senior Obligations) receive and hold the same in trust, as trustee, for the benefit of the Indenture Trustee and the Noteholders and shall forthwith deliver the same to the Indenture Trustee, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Senior Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Indenture Trustee on behalf of the Noteholders. If the Guarantor fails to make any such endorsement or assignment to the Indenture Trustee, the Indenture Trustee or any of its officers or employees are hereby irrevocably authorized to make the same.

(v)

The Guarantor agrees that until the Senior Obligations have been paid in full in cash and satisfied (except for contingent indemnification obligations), the Guarantor will not assign or transfer to any other party any claim the Guarantor has or may have against the Issuer.

SECTION 7. Representations, Warranties and Covenants. Effective on, at and as of the Closing Date, unless otherwise specifically set forth in each representation, warranty and covenant, the Guarantor hereby represents, warrants and covenants:

(a) Existence. The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; (ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by this Guaranty, to enter into this Guaranty and to perform its obligations hereunder; and (iii) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Guarantor’s activities or its ability to perform its obligations hereunder.

(b) Solvency. The Guarantor is solvent. Prior to the date hereof, the Guarantor did not, and is not about to, engage in any business or transaction for which any property remaining with the Guarantor would constitute an unreasonably small amount of capital. In addition, the Guarantor has not incurred debts that would be beyond the Guarantor’s ability to pay as such debts matured.

(c) Litigation. Except as specified in “RISK FACTORS” in the Private Placement Memorandum, there is no pending or, to the best of the Guarantor’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Guarantor which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Guarantor or (ii) the ability of the Guarantor to perform its obligations hereunder, or the validity or enforceability of this Guaranty.

(d) Compliance with Law. The Guarantor is in material compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The internal policies and procedures employed by the Guarantor are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of this Guaranty do not and will not cause the Guarantor to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e) No Defaults or Violations. The Guarantor is not in violation of any term of its certificate of incorporation or by-laws. The execution, delivery and performance by the Guarantor of this Guaranty do not and will not (i) conflict with or violate the organizational documents of the Guarantor, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Guarantor pursuant to the terms of any instrument or agreement to which the Guarantor is a party or by which it is bound where such conflict would have a material adverse effect on the Guarantor’s activities or its ability to perform its obligations hereunder or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Guarantor.

(f) Action. This Guaranty has been duly executed and delivered on behalf of the Guarantor and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity.

(g) Approvals. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Guarantor of this Guaranty. The Guarantor has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Guarantor of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Guarantor

(h) Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(i) Ownership. Effective on the Closing Date, the Guarantor directly owns the Issuer.

(j) Taxes. The Guarantor has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes that have become due and payable, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Guarantor’s activities or its ability to perform its obligations hereunder.

(k) Investment Company Act. The Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l) True and Complete Disclosure. No document, certificate or report furnished by the Guarantor, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Guarantor as of the Closing Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Guarantor, or which may impair the ability of the Guarantor to perform its obligations under this Guaranty, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Guarantor pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(m) ERISA. To the Guarantor’s Knowledge: (i) with respect to plan years beginning prior to January 1, 2008, neither the Guarantor nor any of its Commonly Controlled Affiliates (as defined below) has any “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, with respect to any Employee Pension Benefit Plan (as defined below), and no event has occurred or circumstance exists that may result in any accumulated funding deficiency as of the last day of any plan year beginning before January 1, 2008 of any such plan; (ii) with respect to plan years beginning after December 31, 2007, neither the Guarantor nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, and no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan; (iii) the Guarantor and each of its Commonly Controlled Affiliates has no outstanding liability for any undisputed contribution required under any Guarantor Multiemployer Plan (as defined below); and (iv) the Guarantor and each of its Commonly Controlled Affiliates has no outstanding liability for any material disputed contribution required under any Guarantor Multiemployer Plan, (a) Neither the Guarantor nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) and (b) no event has occurred or circumstance exists that could result in any Withdrawal Liability. Neither the Guarantor nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Guarantor Multiemployer Plan. For purposes of this subsection, “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Guarantor that would be considered a single employer with the Guarantor under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan, as such term is defined in Section 3(2) of ERISA, that is sponsored, maintained or contributed to by the Guarantor or any of its Commonly Controlled Affiliates (other than an Guarantor Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “Guarantor Multiemployer Plan” means a Multiemployer Plan to which the Guarantor or any of its Commonly Controlled Affiliates contributes or in which the Guarantor or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of the Guarantor or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

(n) Financial Statements. If the Guarantor ceases to be a public company or its financial statements are no longer publicly available, it shall furnish or cause to be furnished to the Covered Parties:

(i)

Annual Reporting. Within 100 days after the close of its fiscal year, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year certified by independent public accountants.

(ii)

Quarterly Reporting. Within 55 days after the close of the first three (3) quarterly periods of its fiscal year, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor (only with respect to amendments) and all Covered Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Severability. In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guarantee shall be construed as not containing such provisions and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.

SECTION 10. Addresses for Notices. All notices and other communications hereunder shall be in writing (which shall include facsimile communication), shall be personally delivered, express couriered, electronically transmitted (in which case a hard copy shall also be sent by regular mail) or mailed by registered or certified mail to the Covered Parties and the Guarantor at the address set forth under their respective names on the signature page hereof. Notices and communications by facsimile and notices and communications sent by other means shall be effective when received.

SECTION 11. No Waiver; Remedies. No failure on the part of any Covered Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 12. General Limitation on Guarantee. In any action or proceeding involving any applicable state, federal or foreign bankruptcy, insolvency or other applicable law affecting the rights of creditors generally, if the obligations of the Guarantor would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guarantee, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor or any Covered Person, be automatically limited and reduced to the highest amount (after giving effect to any rights of subrogation and contribution) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 13. Continuing Agreement. This Guaranty is a continuing agreement and, except with respect to the circumstances provided for in Section 12, shall:

(a) remain in full force and effect until the payment in full of the Notes and the payment of all other amounts payable under the Transaction Documents;

(b) be binding upon the Guarantor, its successors and assigns; and

(c) inure to the benefit of, and be enforceable by, the Covered Parties and their successors and assigns.

SECTION 14. Release of Silverleaf Resorts, Inc. as Guarantor. In the event (a) that Silverleaf Resorts, Inc. (“Silverleaf”) ceases to control (within the meaning of the Securities Act of 1933, as amended) the Issuer, (b) no Event of Default under the Indenture has occurred and is continuing, (c) the new controlling person has agreed to assume the obligations of Silverleaf hereunder, (d) Silverleaf shall have received the consent of the Covered Parties and the majority of the Noteholders, and (e) Silverleaf and such new controlling person shall have executed documents and provided opinions of counsel reasonably requested by the Covered Parties, then Silverleaf shall be permitted to assign its obligations hereunder to such new controlling person, and upon such assignment, this Guaranty shall terminate with respect to Silverleaf and Silverleaf shall be released from its obligations hereunder without the necessity of any further action of the parties to this Guaranty.

SECTION 15. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES). THE GUARANTOR HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE GUARANTOR AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED WHEN THE RETURN RECEIPT IS SIGNED. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY

DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE GUARANTOR AND ANY COVERED PARTY, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS GUARANTY. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE GUARANTOR HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF ANY COVERED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY COVERED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 16. No Proceeding. The Guarantor hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SILVERLEAF RESORTS, INC.

By:	/s/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer
	Address:	1221 River Bend Drive
Suite 120
Dallas, Texas 75247

Acknowledged and Agreed:

SILVERLEAF RESORTS X, LLC, as Issuer

By:	/s/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer and
Treasurer
	Address:	1221 River Bend Drive
Suite 120
Dallas, Texas 75247

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ BENJAMIN F. JORDAN
	Name:	Benjamin F. Jordan
	Title:	Vice President
	Address:	Sixth and Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479